   As filed with the Securities and Exchange Commission on May 20, 1998
                                              Registration No. 333-______
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              UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                      FORM S-8 REGISTRATION STATEMENT
                     UNDER THE SECURITIES ACT OF 1933

                        IN-HOUSE REHAB CORPORATION
            Exact name of Registrant as specified in its charter

            Colorado                                   84-0987697
--------------------------------              --------------------------
(State or other jurisdiction of              (I.R.S. Employer Identifi-
incorporation or organization)                      cation Number)

       325 West Main Street, Suite 1400 B, Louisville, Kentucky  40202
       ---------------------------------------------------------------
        (Address of principal executive offices, including Zip Code)

                           1996 Stock Option Plan
                          ------------------------
                          (Full title of the plan)

                          David V. Hall, President
       325 West Main Street, Suite 1400 B, Louisville, Kentucky  40202
                               (502) 568-8923
       ---------------------------------------------------------------
        (Name, address and telephone number, including area code,
                          of agent for service)

                                 Copy to:

                            James P. Beck, Esq.
                     Krys Boyle Freedman & Sawyer, P.C.
                  600 Seventeenth Street, Suite 2700 South
                          Denver, Colorado  80202
                              (303) 893-2300

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                     CALCULATION OF REGISTRATION FEE
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                                                                 Amount
   Title of                    Proposed Maxi-   Proposed Maxi-     of
Securities to   Amount to be   mum Offering     mum Aggregate    Regis-
be Registered   be Registered  Price Per Share  Offering Price   tration
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
Common Stock,    1,000,000       $1.8993<FN1>    $1,899.300      $560.30
No Par Value       Shares
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
<FN1>
Based on the exercise price of the options outstanding under the 1996 Stock Option Plan as to 840,499 shares and the average of the closing bid and ask prices of the Registrant's Common Stock on May 18, 1998, as reported on the OTC Bulletin Board as to the remaining 159,501 shares.

                                  PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents previously filed by In-House Rehab Corporation (the "Company") with the Securities and Exchange Commission under the Securities Exchange Act of 1934 (the "Exchange Act") are hereby incorporated herein by reference:

     (1) The Company's Annual Report on Form 10-KSB for the fiscal year ended May 31, 1997.

     (2) The Company's Quarterly Report on Form 10-QSB for the quarters ended August 31, 1997; November 30, 1997; and February 28, 1998.

     (3) The Company's Current Reports on Form 8-K dated October 1, 1997 and January 1, 1998.

     (4) The description of the Common Stock as contained in the Company's Registration Statement on Form 10 filed pursuant to Section 12(g) of the Exchange Act (SEC File No. 0-22155).

     In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     As permitted by Colorado law, the Company's Articles of Incorporation provide that the Company will indemnify its directors and officers against expenses and liabilities they incur to defend, settle, and satisfy any civil or criminal action brought against them on account of their being or having been Company directors or officers unless, in any such action, they are adjudged to have acted with gross negligence or wilful misconduct. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

     Pursuant to the provisions of the Colorado Business Corporation Act, the Company's Articles of Incorporation exclude personal liability for its directors for monetary damages based upon any violation of their fiduciary duties as directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts in violation of Section 7-108-403 of the Colorado Business Corporation Act, or any transactions from which a director receives an improper personal benefit.

ITEM 7.  EXEMPTION FROM REGISTRATION.

     Not applicable.

ITEM 8.  EXHIBITS.

     The following documents are filed as exhibits to this  Registration
Statement:

EXHIBIT
NUMBER                                TITLE
-------                               -----

  4.1 Articles of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement No. on Form 10SB).

  4.2 Bylaws(incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form 10SB).

  5 Opinion of Krys Boyle Freedman & Sawyer, as to the legality of the securities being registered

 23.1 Consent of Krys Boyle Freedman & Sawyer, P.C. (contained in its opinion filed as Exhibit 5)

 23.2      Consent of Strothman & Company PSC

ITEM 9.  UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subparagraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Louisville, State of Kentucky on the 15th day of May, 1998.

                                  IN-HOUSE REHAB CORPORATION

                                  By/s/ David V. Hall
                                    David V. Hall, President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capaci-ties and on the dates indicated.

         SIGNATURE                          TITLE                  DATE

/s/ David V. Hall                    President and Director     May 15, 1998
David V. Hall

/s/ Robert J. Babine                 Chief Financial Officer,   May 15, 1998
Robert J. Babine                     Treasurer and Director

_______________________________      Director
Chris Brogdon

/s/ Mark P. Clein                    Director                  May 15, 1998
Mark P. Clein

/s/ Timothy J. Graven                Director                  May 15, 1998
Timothy M. Graven

/s/ Bert L. Blieden                  Director                  May 15, 1998
Bert L. Blieden
                               -6-